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                                                                    EXHIBIT 99.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         PACIFICARE HEALTH SYSTEMS, INC.


        PACIFICARE HEALTH SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 2, 1996 under the name N-T Holdings, Inc.

        SECOND: The Amended and Restated Certificate of Incorporation of PacifiCare Health Systems, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

        THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President on this ____ day of ____, 1999.


                                        PACIFICARE HEALTH SYSTEMS, INC.



                                        By:_____________________________________
                                              Jeffrey M. Folick, President



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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PACIFICARE HEALTH SYSTEMS, INC.

                                       I.

        The name of this Corporation is:  PacifiCare Health Systems, Inc.

                                      II.

        The address of its registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware. The name of its registered agent at such address is the Corporation Trust Company.

                                      III.

        The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                      IV.

        A. PacificCare Health Systems, Inc. (the "Corporation") is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is two hundred forty million (240,000,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is two hundred million (200,000,000), and the par value of each share of such Common Stock shall be one cent ($0.01). The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is forty million (40,000,000), and the par value of each share of Preferred Stock shall be one cent ($0.01). Upon filing of this Amended and Restated Certificate of Incorporation, each Class A Common Share and each Class B Common Share outstanding immediately prior to such filing shall automatically be changed, reclassified and converted, without any action on the part of any holder thereof, into one (1) share of Common Stock.

        B. The powers, preferences and rights of the holders of Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law, and subject to the powers, preferences and rights of the holders of Preferred Stock, as provided in or as otherwise determined by the Board of Directors pursuant to paragraph C of this Article IV.

               1. DIVIDENDS. Dividends may be declared and paid to the holders of the Common Stock in cash, property, or other securities of the Corporation out of any funds legally available therefor. If and when dividends on the Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in securities of the



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Corporation, the holders of the Common Stock shall be entitled to share equally, on a per share basis in such dividends.

               2. DISTRIBUTION ON DISSOLUTION, ETC. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall, after payment in full of the liquidation preference, if any, of any outstanding Preferred Stock, be distributed pro rata to the holders of the Common Stock.

               3. VOTING RIGHTS. At each annual or special meeting of the stockholders, each holder of the Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the corporation in connection with the election of directors and all other actions submitted to a vote of stockholders.

        C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, and to establish from time to time the number of shares constituting any such series; and, subject to the express terms of any series of Preferred Stock outstanding, to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors shall designate each series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including, without limitation, any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any series of Preferred Stock outstanding, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series (unless the Preferred Stock Designation relating thereto provides otherwise).

                                       V.

        The number of Directors of the Corporation shall be twelve. The number of Directors may hereafter be fixed from time to time by bylaw or amendment to this Certificate of Incorporation duly adopted by the Board of Directors, provided, however, that the number of Directors shall not be more than twelve nor less than five.

                                      VI.

        A. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, respectively. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and



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if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra Director shall be a member of Class I and if the fraction is two-thirds (2/3) one of the extra Directors shall be a member of Class I and the other shall be a member of Class II. Each Director shall serve for a term to expire at the third annual meeting following the annual meeting at which such Director was elected, provided, however, that the Directors initially appointed to Class I shall serve for a term to expire at the third annual meeting next following February 14, 1997, the Directors initially appointed to Class II shall serve for a term to expire at the second annual meeting next following February 14, 1997, and the Directors initially appointed to Class III shall serve for a term to expire at the first annual meeting next following February 14, 1997.

        B. In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal, and (2) the newly created or eliminated Directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible and subject to clause (1) of this paragraph, bring the number of Directors in the respective classes into conformity with the formula in this Article, as applied to the new authorized number of Directors.

        C. Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his death, resignation or removal. A Director shall not be removed from office prior to the expiration of his term except by the affirmative vote or written consent of stockholders entitled to cast not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors. Should a vacancy occur or be created, the remaining Directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                      VII.

        A. In addition to requirements of any applicable statute, the affirmative vote or written consent of not less than 66 2/3% of the total votes entitled to be cast in an election of Directors, considered for purposes of this Article as one class, shall be required for approval or authorization of any Business Transaction (as hereinafter defined) between the Corporation and any Control Person (as hereinafter defined), provided, however, that such additional voting requirement shall not be applicable if:

                      (1) The Business Transaction was approved by a two-thirds vote of the Board of Directors of the Corporation prior to the acquisition by the Control Person, together with its Affiliates and Associates (as hereinafter defined), of stock of the Corporation, which, in the aggregate, bears the rights to 10% or more of the total votes entitled to be cast in an election of Directors; or

                      (2) The Business Transaction was approved by a two-thirds vote of the Board of Directors of the Corporation after the acquisition by the Control Person, together with its Affiliates and Associates, of stock of the Corporation, which, in the aggregate, bears the rights to 10% or more of the total votes entitled to be cast in an election of



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Directors, and such acquisition by such Control Person and its Affiliates and
Associates was unanimously approved by the Board of Directors of Corporation; or

                      (3) The Business Transaction is solely between the Corporation and another corporation, 50% or more of the voting stock of which is owned by the Corporation and none of which is owned by a Control Person, and each holder of stock of the Corporation receives the same type of consideration in proportion to his holdings; or

                      (4) Both of the following are satisfied:

                             (A) the cash or fair market value of the property,
securities or other consideration to be received per share in the Business Transaction by holders of the stock of the Corporation is not less than the higher of (i) the highest price per share (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, newspaper advertisements, printing and attorney's fees) paid by such Control Person in acquiring any of its holdings of the Corporation's stock, or (ii) the highest per share market price of the stock of the Corporation during the 3-month period immediately preceding the date of the proxy statement described in (B) below; and

                             (B) a proxy statement satisfying the requirements
of the 1934 Act shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Transaction which the Continuing Directors, or any of them, may choose to state, and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Transaction, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

        B.     For the purposes of this Article:

               1. The term "Control Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, "beneficially owns" (as this term is defined on the date on which this Article becomes effective in Rule 13d-3 of the General Rules and Regulations under the 1934 Act) in the aggregate, stock of the Corporation, which bears the rights to 10% or more of the total votes entitled to be cast in an election of Directors, and any Affiliate or Associate (as those terms are defined on the date of which this Article is adopted in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of any such individual, corporation, partnership or other person or entity;

               2. The term "Business Transaction" shall mean (a) any merger or consolidation of the Corporation with or into a Control Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a



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Control Person, (c) any merger of consolidation of a Control Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part (as hereinafter defined) of the assets of a Control Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Control Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Control Person, (g) any reclassification or recapitalization (including any reverse stock split) involving stock of the Corporation, consummated within five (5) years after a Control Person becomes a Control Person, (h) any plan or proposal by a Control Person for the dissolution or liquidation of the Corporation, and (i) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction;

               3. The term "Continuing Director" shall mean any Director who was elected by the public stockholders of the Corporation prior to the acquisition by the Control Person, together with its Affiliates and Associates, in the aggregate, of stock of the Corporation, which bears the rights to 10% or more of the total votes entitled to be cast in an election of Directors, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors;

               4. The term "Substantial Part" shall mean more than 10% of the total assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time that the determination is being made;

               5. Without limitation, any stock of the Corporation which any Control Person has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed outstanding and beneficially owned by such Control Person for purposes of this Article only;

               6. For the purpose of subparagraph 4 of paragraph A of this Article, the phrase, "other consideration to be received" shall include, without limitation, stock of the Corporation retained by its existing public stockholders in the event of a Business Transaction with such Control Person in which the Corporation is the surviving corporation.

         C. The provisions set forth in this Article shall not be repealed or amended in any respect or in any manner, including in any merger or consolidation of the Corporation with any other corporation, unless the surviving or resulting corporation's Certificate of Incorporation contains an Article to the same effect as this Article, except by the affirmative vote or written consent of not less than 66 2/3% of the total votes entitled to be cast in an election of Directors attributable to stock owned by persons other than a Control Person.

         D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article on the basis of information known to them:

               1. Whether any proposed transaction is a Business Transaction and within the scope of this Article;

               2. Whether a stockholder is a Control Person; and



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               3. For the purposes of subparagraph 4 of paragraph A, the per share market value to be paid to stockholders in the Business Transaction and the highest per share price paid by the Control Person in acquiring any of its holdings of the Corporation's stock.

                                     VIII.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                      IX.

        No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or, (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Nine, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine in respect of any matter occurring or any cause of action, suit or claim that, but for this Article Nine would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.



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